Exhibit 99.1

Newtek Declares First Quarter 2018 Dividend of $0.40 per Share

Increases 2018 Annual Dividend Guidance to $1.70 per share

Lake Success, N.Y. - January 18, 2018 - Newtek Business Services Corp. (“Newtek” or the “Company”) (NASDAQ: NEWT), an internally managed business development company ("BDC"), today announced that its Board of Directors declared a first quarter 2018 cash dividend of $0.401 per share, which represents an approximate 11% increase over the first quarter 2017 dividend of $0.36 per share. The first quarter 2018 dividend is payable on March 30, 2018 to shareholders of record as of March 20, 2018.  The Company also announced that it has increased its 2018 annual cash dividend forecast to $1.701 per share, which would represent a 3.7% increase over the Company’s 2017 annual dividend of $1.64 per share.

Barry Sloane, Chairman, President and Chief Executive Officer commented, “We are pleased to declare our first quarter 2018 dividend and announce that we have increased our 2018 annual dividend forecast to $1.70 per share, which illustrates our confidence in and near-term visibility into the internal dynamics of our business model and strategy, which are on target as we enter 2018. In particular, we have implemented personnel changes, obtained new strategic alliances and continue to realize a pipeline of opportunities, all of which give us the confidence to increase our 2018 annual dividend forecast to $1.70 per share. We look forward to reporting our 2017 financial results in March, and discussing our anticipated goals and performance metrics for 2018.”

Note regarding Dividend Payments: The Company's Board of Directors expects to maintain a dividend policy with the objective of making quarterly distributions in an amount that approximates 90 - 100% of the Company's annual taxable income. The determination of the tax attributes of the Company's distributions is made annually as of the end of the Company's fiscal year based upon its taxable income for the full year and distributions paid for the full year.

1Amount and timing of dividends, if any, remain subject to the discretion of the Company’s Board of Directors.

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB accounts across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, The Secure Gateway, The Newtek Advantage™, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com